Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 5 to the Registration Statement (No. 333-268349) on Form S-4 of TLG Acquisition One Corp. of our report dated March 6, 2023, relating to the consolidated financial statements of Electriq Power, Inc., appearing in the joint proxy statement/consent solicitation statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such joint proxy statement/consent solicitation statement/prospectus.

/s/ RSM US LLP

West Palm Beach, Florida

July 10, 2023